UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 5, 2024

ConnectM Technology Solutions, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	001-41389 (Commission File Number)	87-2898342 (I.R.S. Employer Identification Number)

2 Mount Royal Avenue, Suite 550 Marlborough, Massachusetts (Address of principal executive offices)	01752 (Zip code)

617-395-1333
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	CNTM	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Purchase Agreement

On August 5, 2024, ConnectM Technology Solutions Inc., a Delaware corporation (“ConnectM”), entered into that certain Membership Interest Purchase Agreement (as it may be amended and/or restated from time to time, the “Purchase Agreement”) by and between ConnectM and Vijaya Rao, an individual resident of the State of Delaware (“Seller”), for the purposes of ConnectM acquiring from Seller certain of the issued and outstanding equity securities of DeliveryCircle, LLC, a Delaware limited liability company (“DeliveryCircle”). DeliveryCircle is engaged in the business of providing dispatch and delivery services and related software. Capitalized terms used herein but not defined herein have the meanings ascribed thereto in the Purchase Agreement.

The Purchase Agreement was unanimously approved by the Company’s directors on August 2, 2024. Pursuant to the Purchase Agreement, at the closing of the transactions contemplated therein, ConnectM purchased from the Seller certain membership interests in DeliveryCircle, comprising 842,157 Class A Units, 207,843 Class P Units and 3,063 Series A Units (the “Acquired Interests”), which represent issued and outstanding equity securities of DeliveryCircle comprising (i) forty-six percent (46.0%) of the equity interests in DeliveryCircle and (ii) fifty-seven percent (57.0%) of the voting interests in DeliveryCircle. In addition, in connection with ConnectM’s acquisition of the Acquired Interests, ConnectM will have the right to appoint four (4) out of the seven (7) voting members to DeliveryCircle’s board of directors.

Purchase Price

Pursuant to the Purchase Agreement, ConnectM has agreed to acquire the Acquired Interests for an amount up to $5,234,788.00, comprising: (i) $520,000.00 (the “Base Purchase Price”), plus (ii) the Contingent Value Amount, as described below, subject to adjustment as provided in the Purchase Agreement. The Base Purchase Price is due and payable to the Seller thirty (30) days after August 5, 2024 (the “Closing Date”).

Contingent Value Amount. After the end of each of the eight calendar years commencing with the calendar year ending December 31, 2024 (each, a “Measurement Year”) ConnectM will pay to the Seller with respect to each Measurement Year an amount (each a “Contingent Value Payment”) equal to lowest of (i) the amount set forth in the table below opposite the applicable Measurement Year under the heading “Base Amount,” (ii) twenty percent (20.0%) of the amount of DeliveryCircle’s Revenue Growth for the applicable Measurement Year and (iii) thirty-seven percent (37.0%) of DeliveryCircle’s EBITDA for the applicable Measurement Year.

Measurement Year (calendar year)	Base Amount
2024	$355,000.00
2025	$288,147.00
2026	$488,416.00
2027	$473,357.00
2028	$591,696.00
2029	$739,620.00
2030	$924,525.00
2031	$854,669.00

Seller will have a period of time each year to review and disagree with ConnectM’s calculations with respect to each Contingent Value Payment and, if necessary, the parties have agreed to attempt in good faith to reach a resolution of such disagreement. If such disagreement cannot be resolved, then the parties will mutually select a regionally recognized firm of independent certified public accountants to compute the amounts in question and such resulting calculation will be binding and conclusive upon the parties, absent manifest error .

Voluntary Prepayment. At ConnectM’s election, in its sole and absolute discretion, ConnectM may pay to Seller in full satisfaction of the Purchase Price, an amount equal to (i) the amount set forth in the table below opposite the applicable calendar year during which such payment is made under the heading “Base Prepayment Amount,” less (ii) the Base Purchase Price and less (iii) the aggregate amount of all Contingent Value Payments which have been paid to Seller as of the date of such payment.

Calendar Year	Base Prepayment Amount
2024	$3,955,000.00
2025	$4,200,000.00
2026	$4,444,000.00
2027	$4,667,000.00
2028	$4,871,000.00
2029	$5,044,000.00
2030	$5,171,000.00
2031	$5,234,000.00

Payment Upon Trigger Event. In the event a Trigger Event (as defined below) shall occur after the Closing, ConnectM will pay in full satisfaction of the Purchase Price, an amount equal to (i) the lesser of (A) seventy percent (70.0%) of the net proceeds actually received by ConnectM as a result of such Trigger Event and (B) the then-applicable Prepayment Amount applicable for the calendar year prior to the calendar year during which such Trigger Event shall have occurred, as per the above schedule, less (ii) the Base Purchase Price and less (iii) the aggregate amount of all Contingent Value Payments which have been paid to Seller as of the date of such payment.

“Trigger Event” means (a) the direct or indirect sale, transfer or other disposition (including by way of equity sale, merger, consolidation or other similar transaction) of fifty percent (50%) or more of the then issued and outstanding equity interests of DeliveryCircle in one or a series of related transactions, (b) the merger or consolidation of DeliveryCircle with or into any other entity, in one or a series of related transactions, pursuant to which fifty percent (50%) or more of the equity interests of the surviving or resulting entity is held by one or more third parties, or (c) the sale, transfer or other disposition of all or substantially all of the assets of DeliveryCircle, in one or a series of related transactions; provided that none of the transactions described in the foregoing clauses (a) through (c) shall constitute a Trigger Event for purposes of the Purchase Agreement if the acquirer or other counterparty in such transaction is an affiliate of ConnectM.

Payment Upon Acquisition of Remaining Interests. If, at any time prior to December 31, 2031, ConnectM shall not have satisfied in full its obligation to pay the Purchase Price and ConnectM acquires, directly or indirectly, all, or substantially all, of the remaining 43.0% of the membership interests in DeliveryCircle, then ConnectM shall, at Seller’s election, pay to Seller an amount equal to the lesser of (i) (A) an amount that is proportional (based upon the ratio of the Acquired Interests to all of the membership interests of DeliveryCircle being purchased) to the amount paid to the holders of such other membership interests, less (B) the Base Purchase Price, less (C) the aggregate amount of all Contingent Value Payments which have been paid to Seller as of the date of such payment and (ii) the Prepayment Amount as of the date of such election.

Representations and Warranties; Covenants

ConnectM and the Seller have made customary representations, warranties and covenants in the Purchase Agreement, including, among other things, a five (5) year non-competition and non-solicitation covenant of the Seller. Seller has also covenanted to obtain and deliver to ConnectM suitable agreements and/or amendments to the governing documents of DeliveryCircle to provide that ConnectM will have the right to appoint four (4) out of the seven (7) voting members to DeliveryCircle’s board of directors.

Except for certain Fundamental Representations, which shall, in the case of representations regarding Tax matters and Employee Benefit Plans, survive until expiration of the applicable statutes of limitation plus sixty (60) days, and in the case of the other Fundamental Representations, survive indefinitely, all representations and warranties set forth in the Purchase Agreement shall survive for eighteen (18) months after the Closing Date.

The foregoing summary of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the actual Purchase Agreement, which is filed as Exhibit 10.1 hereto, and which is incorporated herein by reference.

Amendment to Forward Purchase Agreement

As previously reported on it Current Report on Form 8-K dated January 1, 2023, the Company entered into that certain OTC Equity Prepaid Forward Transaction, dated as of December 31, 2022 (as amended from time to time, the “Forward Purchase Agreement”), by and among (i) Meteora Special Opportunity Fund I, LP (“MSOF”), (ii) Meteora Capital Partners, LP (“MCP”), (iii) Meteora Select Trading Opportunities Master, LP (“MSTO” and with MSOF, MCP, and MSTO, collectively the “Seller”), and (iv) the Company. Capitalized terms used herein but not defined herein have the meanings ascribed thereto in the Forward Purchase Agreement.

On August 2, 2024, the Company and the Seller entered into an amendment (the “Amendment”) to the Forward Purchase Agreement, pursuant to which, among other things:

a.	The Settlement Method has been changed from “Physical Settlement” to “Cash Settlement”.

b.	The section titled “Maturity Consideration” has been deleted in its entirety.

c.	An additional Valuation Date has been added, namely, the date specified by Seller in a written notice to be delivered to Counterparty at Seller’s sole discretion.

d.	Provisions for “Settlement Amount, “Settlement Amount Adjustment,” Valuation Period” and “Cash Settlement Payment Date” with respect to the additional Valuation Date have been added.

e.	The Reset Price has been changed to mean “The Reset Price shall initially be the Initial Price. The Reset Price shall be adjusted on the first scheduled trading day of each week (each a “Reset Date”) commencing with the first week following the thirtieth day after the closing of the Business Combination to be the lowest of (a) the then current Reset Price, (b) the Initial Price and (c) the VWAP Price of the Shares of the prior week, but not lower than $2.00; provided that the Reset Price may be further reduced pursuant to a Dilutive Offering Reset.

f.	The Prepayment Shortfall has been changed to mean “An amount in USD equal to 0.50% of the product of the Number of Shares and the Initial Price paid by Seller to Counterparty on the Prepayment Date (which amount was netted from the Prepayment Amount). Additionally, Counterparty shall have the option, at its sole discretion, at any time up to forty-five (45) calendar days prior to the Valuation Date, to request additional Prepayment Shortfall via written requests to Seller in intervals of $300,000 (each an “Additional Shortfall Request”), provided Counterparty shall only be able to make an Additional Shortfall Request if the (i) Seller has recovered 120% of any outstanding Prepayment Shortfall via Shortfall Sales as further described in the Section titled “Prepayment Shortfall Consideration” and (ii) the VWAP Price over the ten (10) trading days prior to an Additional Shortfall Request multiplied by the then current Number of Shares (excluding unregistered shares) held by Seller less Shortfall Sale Shares be at least seven (7) times greater than the Additional Shortfall Request, and (iii) the average daily value traded over the prior ten (10) trading days be at least seven (7) times greater than the Additional Shortfall Request (with (i), (ii) and (iii) collectively as the “Equity Conditions”). Notwithstanding the foregoing, Seller, in its sole discretion, may waive the Equity Conditions for each Additional Shortfall Request, if applicable, in writing to Counterparty.

g.	Seller may sell Recycled Shares at any time and at any sales price, without payment by Seller of any Early Termination Obligation until such time as the proceeds from such sales equal 120% of the Prepayment Shortfall.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by the terms and conditions of the Amendment, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The closing of the transactions contemplated by the Purchase Agreement occurred on the Closing Date. The disclosure set forth in Item 1.01 “Entry into a Material Definitive Agreement” above regarding the Purchase Agreement, is incorporated herein by reference into this Item 2.01.

Financial Statements and Supplementary Data

The information set forth under Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference.

Financial Statements and Exhibits

The information set forth under Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On August 6, 2024, ConnectM issued a press release announcing the Closing. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The information in Exhibit 99.1 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses or Funds Acquired.

To the extent required, financial statements required by this item will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

To the extent required, pro forma financial information required by this item will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(c) Shell Company Transactions.

Not applicable.

(d) Exhibits.

Exhibit Number	Description
2.1	Purchase Agreement
10.1	Amendment to Forward Purchase Agreement
99.1	Press Release issued by ConnectM Technology Solutions Inc. on August 6, 2024
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: August 6, 2024

CONNECTM TECHNOLOGY SOLUTIONS, INC.

By:	/s/ Bhaskar Panigrahi
Name:	Bhaskar Panigrahi
Title:	Chief Executive Officer